Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

SECOND QUARTER FISCAL 2015 OPERATING RESULTS

Uncasville, Connecticut, April 28, 2015 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun Pocono in Wilkes-Barre, Pennsylvania, announced today the operating results for its second fiscal quarter ended March 31, 2015.

“We are very pleased with our second quarter operating results,” said Mitchell Grossinger Etess, Chief Executive Officer of the Authority. “The weather this past winter was extremely harsh, yet our patrons’ spending patterns remained resilient resulting in stable revenues. In addition, the month of April has gotten off to a very good start which is quite encouraging. Consequently, our efforts to improve profitability were again evident as Mohegan Sun’s property EBITDA margin for the quarter was its highest second quarter EBITDA margin since fiscal 2004. Outside of operations, the quarter contained several important milestones, including the January expiration of relinquishment payments, the March ground breaking of our new 400-room Earth Hotel in Connecticut and the placement of land into trust for the Cowlitz Tribe by the United States government, which paves the way for the rapid development of the planned casino resort. All of this positions us very well for the future.”

Consolidated operating results for the second quarter ended March 31, 2015 (unaudited):

•	Net revenues of $310.4 million, a 2.0% decrease from the second quarter of fiscal 2014

•	Gaming revenues of $275.0 million, a 1.2% decrease from the second quarter of fiscal 2014

•	Gross slot revenues of $187.6 million, a 3.1% decrease from the second quarter of fiscal 2014

•	Table game revenues of $86.9 million, a 5.8% increase over the second quarter of fiscal 2014

•	Non-gaming revenues of $57.5 million, a 5.0% decrease from the second quarter of fiscal 2014

•	Adjusted EBITDA, a non-GAAP measure described below, of $74.7 million, a 12.8% increase over the second quarter of fiscal 2014

•	Adjusted EBITDA margin of 24.1%, a 320 basis point increase over the second quarter of fiscal 2014

•	Income from operations of $49.0 million, an 8.7% increase over the second quarter of fiscal 2014

•	Net income attributable to the Authority of $15.0 million, a 56.2% increase over the second quarter of fiscal 2014

The increases in Adjusted EBITDA, income from operations and net income attributable to the Authority primarily resulted from improved table game results and reduced operating costs and expenses at both Mohegan Sun and Mohegan Sun Pocono, combined with lower year over year Corporate expenses resulting from reduced expenditures associated with our pursuit of a Massachusetts casino license.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31,	March 31,		Percentage
	2015	2014	Variance	Variance

Adjusted EBITDA	$68,686	$63,263	$5,423	8.6%
Income from operations	$46,598	$45,728	$870	1.9%
Operating costs and expenses	$193,687	$197,750	$(4,063)	(2.1%)
Net revenues	$240,285	$243,478	$(3,193)	(1.3%)
Gaming revenues	$210,035	$210,530	$(495)	(0.2%)
Non-gaming revenues	$47,516	$49,895	$(2,379)	(4.8%)

The growth in Adjusted EBITDA and income from operations resulted from increased table game revenues which benefited from higher year over year hold percentage and lower operating costs and expenses which reflected various strategic operational and marketing changes designed to enhance operating efficiency and improve profitability resulting in reduced payroll costs and casino marketing, promotional and entertainment expenses. As a result, Adjusted EBITDA margin increased 260 basis points to 28.6% for the quarter ended March 31, 2015 from 26.0% in the second quarter of fiscal 2014. Net revenues declined slightly due, in part, to strategic operational and marketing changes designed to improve profitability.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31,	March 31,		Percentage
	2015	2014	Variance	Variance

Slots:
Handle	$1,657,098	$1,693,935	$(36,837)	(2.2%)
Gross revenues	$137,310	$138,918	$(1,608)	(1.2%)
Net revenues	$131,965	$134,439	$(2,474)	(1.8%)
Free promotional slot plays (1)	$13,471	$14,878	$(1,407)	(9.5%)
Weighted average number of machines (in units)	5,335	5,473	(138)	(2.5%)
Hold percentage (gross)	8.3%	8.2%	0.1%	1.2%
Win per unit per day (gross) (in dollars)	$286	$282	$4	1.4%

Table games:
Drop	$426,011	$444,941	$(18,930)	(4.3%)
Revenues	$74,591	$72,137	$2,454	3.4%
Weighted average number of games (in units)	283	289	(6)	(2.1%)
Hold percentage (2)	17.5%	16.2%	1.3%	8.0%
Win per unit per day (in dollars)	$2,927	$2,770	$157	5.7%

Poker:
Revenues	$2,522	$2,634	$(112)	(4.3%)
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$667	$697	$(30)	(4.3%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2015	March 31, 2014	Variance	Percentage Variance

Food and beverage:
Revenues	$14,596	$15,449	$(853)	(5.5%)
Meals served	676	705	(29)	(4.1%)
Average price per meal served (in dollars)	$16.05	$16.14	$(0.09)	(0.6%)

Hotel:
Revenues	$10,930	$10,764	$166	1.5%
Rooms occupied	103	103	—	—
Occupancy rate	97.7%	97.5%	0.2%	0.2%
Average daily room rate (in dollars)	$99	$98	$1	1.0%
Revenue per available room (in dollars)	$97	$96	$1	1.0%

Retail, entertainment and other:
Revenues	$21,990	$23,682	$(1,692)	(7.1%)
Arena events (in events)	28	24	4	16.7%
Arena tickets	155	153	2	1.3%
Average price per Arena ticket (in dollars)	$44.54	$49.56	$(5.02)	(10.1%)

Mohegan Sun Pocono

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31,	March 31,		Percentage
	2015	2014	Variance	Variance

Adjusted EBITDA	$13,166	$12,205	$961	7.9%
Income from operations	$10,102	$9,042	$1,060	11.7%
Operating costs and expenses	$60,026	$63,944	$(3,918)	(6.1%)
Net revenues	$70,128	$72,986	$(2,858)	(3.9%)
Gaming revenues	$64,981	$67,870	$(2,889)	(4.3%)
Non-gaming revenues	$9,954	$10,408	$(454)	(4.4%)

The growth in Adjusted EBITDA and income from operations resulted from higher table game revenues and reduced operating costs and expenses. Table game revenues continued to benefit from the addition of our hotel and convention center combined with certain strategic marketing initiatives. Table game revenues also benefited from higher year over year hold percentage. The reduction in operating costs and expenses was driven by various strategic operational and marketing changes designed to enhance operating efficiency and improve profitability. As a result, Adjusted EBITDA margin increased 210 basis points to 18.8% for the quarter ended March 31, 2015 from 16.7% in the second quarter of fiscal 2014. Net revenues declined due, in part, to a continued sluggish regional economic environment and unfavorable weather conditions.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31,	March 31,		Percentage
	2015	2014	Variance	Variance

Slots:
Handle	$612,711	$656,141	$(43,430)	(6.6%)
Gross revenues	$50,331	$54,721	$(4,390)	(8.0%)
Net revenues	$50,172	$54,717	$(4,545)	(8.3%)
Free promotional slot plays (1)	$11,037	$11,831	$(794)	(6.7%)
Weighted average number of machines (in units)	2,332	2,331	1	0.0%
Hold percentage (gross)	8.2%	8.3%	(0.1%)	(1.2%)
Win per unit per day (gross) (in dollars)	$239	$261	$(22)	(8.4%)

Table games:
Drop	$56,572	$50,809	$5,763	11.3%
Revenues	$12,353	$10,040	$2,313	23.0%
Weighted average number of games (in units)	73	66	7	10.6%
Hold percentage (2)	21.8%	19.8%	2.0%	10.1%
Win per unit per day (in dollars)	$1,880	$1,680	$200	11.9%

Poker:
Revenues	$827	$893	$(66)	(7.4%)
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$511	$551	$(40)	(7.3%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31,	March 31,		Percentage
	2015	2014	Variance	Variance

Food and beverage:
Revenues	$6,523	$7,164	$(641)	(8.9%)
Meals served	152	187	(35)	(18.7%)
Average price per meal served (in dollars)	$18.75	$17.69	$1.06	6.0%

Hotel:
Revenues	$1,343	$1,147	$196	17.1%
Rooms occupied	20	19	1	5.3%
Occupancy rate	93.7%	89.9%	3.8%	4.2%
Average daily room rate (in dollars)	$62	$57	$5	8.8%
Revenue per available room (in dollars)	$58	$51	$7	13.7%

Retail, entertainment and other:
Revenues	$2,088	$2,097	$(9)	(0.4%)

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31,	March 31,		Percentage
	2015	2014	Variance	Variance

Adjusted EBITDA	$(7,158)	$(9,273)	$2,115	22.8%
Loss from operations	$(7,693)	$(9,687)	$(1,994)	(20.6%)
Operating costs and expenses	$8,976	$11,179	$(2,203)	(19.7%)
Net revenues	$1,283	$1,492	$(209)	(14.0%)

The decrease in loss from operations was primarily attributable to the decline in operating costs and expenses which resulted from reduced expenditures associated with our pursuit of a Massachusetts casino license.

Mohegan Tribal Gaming Authority Property Information

(in thousands, unaudited)	Adjusted EBITDA For the Three Months Ended		Income (Loss) from Operations For the Three Months Ended		Net Revenues For the Three Months Ended
	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2015	2014	2015	2014	2015	2014
Mohegan Sun	$68,686	$63,263	$46,598	$45,728	$240,285	$243,478
Mohegan Sun Pocono	13,166	12,205	10,102	9,042	70,128	72,986
Corporate	(7,158)	(9,273)	(7,693)	(9,687)	1,283	1,492
Inter-segment revenues	—	—	—	—	(1,273)	(1,273)

Total	$74,694	$66,195	$49,007	$45,083	$310,423	$316,683

	Adjusted EBITDA For the Six Months Ended		Income (Loss) from Operations For the Six Months Ended		Net Revenues For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2015	2014	2015	2014	2015	2014
Mohegan Sun	$133,762	$113,743	$94,016	$80,371	$486,063	$485,411
Mohegan Sun Pocono	24,830	24,030	18,581	16,619	140,524	143,669
Corporate	(12,908)	(17,890)	(13,817)	(18,634)	3,114	2,231
Inter-segment revenues	—	—	—	—	(2,546)	(1,805)

Total	$145,684	$119,883	$98,780	$78,356	$627,155	$629,506

Other Information

Liquidity

As of March 31, 2015, the Authority held cash and cash equivalents of $64.5 million compared to $49.1 million as of September 30, 2014. As of March 31, 2015, $50.0 million was drawn on the Authority’s $100 million revolving credit facility and $413,000 was drawn on the Authority’s $16.5 million line of credit. As of March 31, 2015, letters of credit issued under the Authority’s revolving credit facility totaled $3.0 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the Authority’s revolving credit facility, and after taking into account restrictive financial covenant requirements, the Authority had approximately $46.6 million of borrowing capacity under its revolving credit facility and line of credit as of March 31, 2015.

Interest Expense

Interest expense decreased by $520,000, or 1.4%, to $35.8 million for the quarter ended March 31, 2015 compared to $36.3 million in the second quarter of fiscal 2014. The reduction in interest expense was attributable to lower weighted average outstanding debt. Weighted average outstanding debt was $1.74 billion for the quarter ended March 31, 2015 compared to $1.76 billion in the second quarter of fiscal 2014. Weighted average interest rate was 8.2% for each of the quarters ended March 31, 2015 and 2014.

Capital Expenditures

The following table presents data related to capital expenditures (in millions):

	Capital Expenditures
	Six Months Ended March 31, 2015	Remaining Forecasted Fiscal Year 2015	Forecasted Fiscal Year 2015

Mohegan Sun:
Maintenance	$1.8	$28.2	$30.0

Subtotal	1.8	28.2	30.0

Mohegan Sun Pocono:
Maintenance	0.7	4.3	5.0
Development	0.3	—	0.3

Subtotal	1.0	4.3	5.3

Total	$2.8	$32.5	$35.3

Distributions to the Tribe

Distributions to the Tribe totaled $10.0 million for each of the quarters ended March 31, 2015 and 2014. Distributions to the Tribe are anticipated to total $50.0 million for fiscal 2015.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its second quarter fiscal 2015 operating results on Tuesday, April 28, 2015 at 11:00 a.m. (Eastern Daylight Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 32497587

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Tuesday, April 28, 2015. This replay will run through May 12, 2015.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 32497587

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 544-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on an approximately 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun Pocono, a gaming and entertainment facility located on an approximately 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the 1,200-room luxury Sky Hotel Tower. Mohegan Sun Pocono operates in an approximately 400,000 square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, a 238-room hotel, 20,000 square feet of meeting and convention space, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2014, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands)

(unaudited)

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014	For the Six Months Ended March 31, 2015	For the Six Months Ended March 31, 2014
Revenues:
Gaming	$275,016	$278,400	$552,750	$553,153
Food and beverage	21,119	22,613	43,790	45,332
Hotel	12,273	11,911	24,499	22,603
Retail, entertainment and other	24,107	26,018	52,406	55,523

Gross revenues	332,515	338,942	673,445	676,611
Less - Promotional allowances	(22,092)	(22,259)	(46,290)	(47,105)

Net revenues	310,423	316,683	627,155	629,506

Operating costs and expenses:
Gaming	155,666	165,739	321,765	342,041
Food and beverage	10,229	10,749	21,040	20,848
Hotel	3,476	4,074	6,979	7,794
Retail, entertainment and other	9,577	11,352	21,821	24,128
Advertising, general and administrative	48,609	47,869	94,424	94,811
Corporate	8,642	10,860	16,281	20,292
Depreciation and amortization	19,564	20,879	39,617	39,997
Loss on disposition of assets	80	53	819	52
Severance	3,370	—	3,370	—
Pre-opening	—	25	—	1,187
Impairment of Project Horizon	2,502	—	2,502	—
Relinquishment liability reassessment	(299)	—	(243)	—

Total operating costs and expenses	261,416	271,600	528,375	551,150

Income from operations	49,007	45,083	98,780	78,356

Other income (expense):
Accretion of discount to the relinquishment liability	—	(551)	(227)	(1,102)
Interest income	1,814	1,602	3,648	3,246
Interest expense, net of capitalized interest	(35,777)	(36,297)	(72,032)	(75,266)
Loss on early extinguishment of debt	—	(192)	—	(62,275)
Other expense, net	(482)	(174)	(1,210)	(878)

Total other expense	(34,445)	(35,612)	(69,821)	(136,275)

Net income (loss)	14,562	9,471	28,959	(57,919)
Loss attributable to non-controlling interests	470	155	839	291

Net income (loss) attributable to Mohegan Tribal Gaming Authority	$15,032	$9,626	$29,798	$(57,628)

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2015	March 31, 2014	March 31, 2015	March 31, 2014
Operating Results:
Gross revenues	$332,515	$338,942	$673,445	$676,611
Net revenues	$310,423	$316,683	$627,155	$629,506
Income from operations	$49,007	$45,083	$98,780	$78,356

Other Data:
Adjusted EBITDA	$74,694	$66,195	$145,684	$119,883
Capital expenditures	$1,820	$3,631	$2,804	$19,161
Cash interest paid	$52,954	$56,227	$66,147	$83,806
Distributions to the Tribe	$10,000	$10,000	$20,000	$20,000

			March 31, 2015	September 30, 2014
Balance Sheet Data:
Cash and cash equivalents			$64,549	$49,108
Relinquishment liability			$—	$25,194
Capital leases			$2,745	$3,138
Long-term debt, including current portion			$1,725,969	$1,730,936

MOHEGAN SUN

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2015	March 31, 2014	March 31, 2015	March 31, 2014
Operating results:
Gross revenues (in thousands)	$257,551	$260,425	$522,531	$522,614
Net revenues (in thousands)	$240,285	$243,478	$486,063	$485,411
Income from operations (in thousands)	$46,598	$45,728	$94,016	$80,371
Operating margin	19.4%	18.8%	19.3%	16.6%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$68,686	$63,263	$133,762	$113,743
Adjusted EBITDA margin	28.6%	26.0%	27.5%	23.4%

Capital expenditures (in thousands)	$1,478	$3,179	$1,830	$8,218

Weighted average number of units:
Slot machines	5,335	5,473	5,345	5,501
Table games	283	289	284	287
Poker tables	42	42	42	42

Win per unit per day:
Slot machines (gross)	$286	$282	$291	$283
Table games	$2,927	$2,770	$2,774	$2,643
Poker tables	$667	$697	$676	$670

Hold percentage:
Slot machines (gross)	8.3%	8.2%	8.3%	8.1%
Table games	17.5%	16.2%	16.3%	14.7%

Food and beverage statistics:
Meals served (in thousands)	676	705	1,411	1,443
Average price per meal served	$16.05	$16.14	$15.94	$16.18

Hotel statistics:
Rooms occupied (in thousands)	103	103	209	207
Occupancy rate	97.7%	97.5%	97.9%	96.7%
Average daily room rate	$99	$98	$98	$97
Revenue per available room	$97	$96	$96	$94

Entertainment statistics:
Arena events (in events)	28	24	54	49
Arena tickets (in thousands)	155	153	319	306
Average price per Arena ticket	$44.54	$49.56	$50.86	$58.13

MOHEGAN SUN POCONO

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2015	March 31, 2014	March 31, 2015	March 31, 2014
Operating results:
Gross revenues (in thousands)	$74,935	$78,278	$150,316	$153,527
Net revenues (in thousands)	$70,128	$72,986	$140,524	$143,669
Income from operations (in thousands)	$10,102	$9,042	$18,581	$16,619
Operating margin	14.4%	12.4%	13.2%	11.6%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$13,166	$12,205	$24,830	$24,030
Adjusted EBITDA margin	18.8%	16.7%	17.7%	16.7%

Capital expenditures (in thousands)	$288	$1,007	$901	$1,994

Weighted average number of units:
Slot machines	2,332	2,331	2,332	2,331
Table games	73	66	73	66
Poker tables	18	18	18	18

Win per unit per day:
Slot machines (gross)	$239	$261	$240	$254
Table games	$1,880	$1,680	$1,722	$1,645
Poker tables	$511	$551	$486	$539

Hold percentage:
Slot machines (gross)	8.2%	8.3%	8.2%	8.4%
Table games	21.8%	19.8%	19.7%	20.0%

Food and beverage statistics:
Meals served (in thousands)	152	187	317	366
Average price per meal served	$18.75	$17.69	$18.65	$17.56

Hotel statistics (1):
Rooms occupied (in thousands)	20	19	40	27
Occupancy rate	93.7%	89.9%	93.0%	87.3%
Average daily room rate	$62	$57	$60	$56
Revenue per available room	$58	$51	$56	$49

(1)	Hotel operations commenced on November 15, 2013.

CORPORATE

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2015	March 31, 2014	March 31, 2015	March 31, 2014
Capital expenditures (in thousands)	$54	$(555)	$73	$8,949
Capitalized interest (in thousands)	$—	$—	$—	$735

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income (Loss):

Reconciliations of Adjusted EBITDA to net income (loss), a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended		For the Six Months Ended
	March 31, 2015	March 31, 2014	March 31, 2015	March 31, 2014

Adjusted EBITDA	$74,694	$66,195	$145,684	$119,883
Depreciation and amortization	(19,564)	(20,879)	(39,617)	(39,997)
Loss on disposition of assets	(80)	(53)	(819)	(52)
Severance	(3,370)	—	(3,370)	—
Pre-opening	—	(25)	—	(1,187)
Impairment of Project Horizon	(2,502)	—	(2,502)	—
Relinquishment liability reassessment	299	—	243	—
Loss attributable to non-controlling interests	(470)	(155)	(839)	(291)

Income from operations	49,007	45,083	98,780	78,356

Accretion of discount to the relinquishment liability	—	(551)	(227)	(1,102)
Interest income	1,814	1,602	3,648	3,246
Interest expense, net of capitalized interest	(35,777)	(36,297)	(72,032)	(75,266)
Loss on early extinguishment of debt	—	(192)	—	(62,275)
Other expense, net	(482)	(174)	(1,210)	(878)

Net income (loss)	$14,562	$9,471	$28,959	$(57,919)

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended March 31, 2015
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) Loss on Disposition of Assets	Severance	Pre-opening	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Gain) Loss Attributable to Non- controlling Interests	Adjusted EBITDA
Mohegan Sun	$46,598	$16,352	$80	$3,244	$—	$2,502	$(299)	$209	$68,686
Mohegan Sun Pocono	10,102	2,938	—	126	—	—	—	—	13,166
Corporate	(7,693)	274	—	—	—	—	—	261	(7,158)

Total	$49,007	$19,564	$80	$3,370	$—	$2,502	$(299)	$470	$74,694

	For the Three Months Ended March 31, 2014
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) Loss on Disposition of Assets	Severance	Pre-opening	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Gain) Loss Attributable to Non- controlling Interests	Adjusted EBITDA

Mohegan Sun	$45,728	$17,483	$52	$—	$—	$—	$—	$—	$63,263
Mohegan Sun Pocono	9,042	3,137	1	—	25	—	—	—	12,205
Corporate	(9,687)	259	—	—	—	—	—	155	(9,273)

Total	$45,083	$20,879	$53	$—	$25	$—	$—	$155	$66,195

	For the Six Months Ended March 31, 2015
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) loss on Disposition of Assets	Severance	Pre-opening	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Gain) loss attributable to Non- controlling Interests	Adjusted EBITDA

Mohegan Sun	$94,016	$32,966	$817	$3,244	$—	$2,502	$(243)	$460	$133,762
Mohegan Sun Pocono	18,581	6,121	2	126	—	—	—	—	24,830
Corporate	(13,817)	530	—	—	—	—	—	379	(12,908)

Total	$98,780	$39,617	$819	$3,370	$—	$2,502	$(243)	$839	$145,684

	For the Six Months Ended March 31, 2014
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) loss on Disposition of Assets	Severance	Pre-opening	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Gain) loss attributable to Non- controlling Interests	Adjusted EBITDA
Mohegan Sun	$80,371	$33,321	$51	$—	$—	$—	$—	$—	$113,743
Mohegan Sun Pocono	16,619	6,223	1	—	1,187	—	—	—	24,030
Corporate	(18,634)	453	—	—	—	—	—	291	(17,890)

Total	$78,356	$39,997	$52	$—	$1,187	$—	$—	$291	$119,883

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents net income before interest, depreciation and amortization, loss on disposition of assets, workforce reduction severance, pre-opening costs and expenses, impairment of Project Horizon, reassessment and accretion of discount to a relinquishment liability, loss on early extinguishment of debt, other non-operating income and expense and loss attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000